Monthly Investor Certificateholders' Statement (K)
                CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
                                CUSIP # 140915AC3

     Under subsection 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and US Bank National Assoc., as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Equity Loan Trust 1997-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on January 20, 1998 (the "Distribution Date") and the performance of the Trust during the month December, 1997 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

     1.   The Investor Certificateholder's Floating Allocation
            Percentage for the last day of the preceding
            Collection Period..................................96.33%

     2.   The Investor Certificate distribution amount.........$14.84

     3. The amount of Investor Certificate Interest included in such distribution, the related Investor Certificate
            Rate and the portion
          thereof attributable to collections in
          respect of the Mortgage Loans..................... $4.9355
          ..................................................  6.1888%
          .................................................. $4.9355

     4.   The amount, if any, of any Unpaid Investor
          Certificate Interest Shortfall included in
          such distribution (and the amount of interest
          thereon)........................................... $0.00
          ..................................................  $0.00

     5.   The amount, if any, of the remaining Unpaid
          Investor Certificate Interest Shortfall
          giving effect to such distribution................           $0.00

     6.   The amount, if any, of principal included in
          such distribution, separately stating the
          components thereof (including the portion
          thereof attributable to collections in respect of
          the Mortgage Loans)...............................           $9.90

     7.   The amount, if any, of the reimbursement of
          previous Investor Loss Reduction Amount
          included such distribution.....................     $0.00

     8.   The amount, if any, of the aggregate
          unreimbursed Investor Loss Reduction
          Amounts after giving effect to such distribution...........$0.00

     9.   The Servicing Fee for such Distribution
          Date..............................................  $0.37

     10.  after giving effect to such Distribution
          a. the Invested Amount............................... $980.10
          b. the Investor Certificate Principal Balance........ $980.10

     11.  after giving effect to such Distribution
          a. the Spread Account Amount................................$6.72
          b. the amount, if any transferred from the Spread Account ..$0.00

     12.  a. The Pool Balance as of the end of the
             preceding Collection Period..........            $183,028,407.51
          b. the number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection Period

                                        Number        Aggregate Balance
          30-59 days                        44       $1,514,424.85
          60-89 days                         6       $638,136.79
          90+ days                           0       $0.00

     13.  the Certificate Insurance Draw Amount, if any.....$0.00

     14.  the aggregate Liquidation Loss Amount for all
          Mortgage Loans that became Liquidated Mortgage
          Loans in the Preceding Collection Period.........  $0.00

     15.  the Trust Balance of any Mortgage Loan,
          the related Mortgaged Property of which
          is acquired by the Trust through foreclosure.....            $0.00

     16.  the Pre-Funding Amount............................           $112.34


     17.  the aggregate Cut-Off Date Trust Balances of Subsequent
          Mortgage Loans purchased during the preceding Collection
          Period...........................................   $0.00

     18.  the amount on deposit in the Capitalized Interest
          Account..........................................   $4.66

     19.  the amount of any Basis Risk Payment included in such distribution......................................  $0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 16th day of January, 1998

                                   CHEVY CHASE BANK, F.S.B.
                                   as Servicer



                                  By:   Carol Thomas
                                        -----------------------------
                                        Carol Thomas
                                        Vice President